SCHEDULE 14A
                            (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934


Filed by the Registrant  [   ]
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Check the appropriate box:
[   ]   Preliminary Proxy Statement         [   ] Confidential, for Use of the
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[ X ]   Definitive Additional Materials           by Rule 14a-6(e)(2))
[   ]   Soliciting Material Pursuant to
        240.14a-11(c) or 240.14a-12


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                              Echlin Inc.
           (Name of Registrant as Specified In Its Charter)

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                            SPX Corporation
 (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Payment of Filing Fee (Check the appropriate box):

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            pursuant to Exchange Act Rule 0-11:

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[   ] Fee paid previously with preliminary materials.
[   ] Check  box if any part of the fee is  offset  as  provided  by
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      the offsetting was paid previously. Identify the previous filing
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CONTACTS:
Charles A. Bowman                       George Sard/Anna Cordasco/Paul Caminiti
SPX Director of Corporate Finance       Sard Verbinnen & Co
(616) 724-5194                          (212) 687-8080

       SPX ISSUES STATEMENT ON DEFEAT OF CONNECTICUT HOUSE BILL 5695
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     MUSKEGON, MI, MARCH 25, 1998 - SPX Corporation (NYSE: SPW) today issued the following statement regarding this afternoon's vote by the Connecticut House of Representatives to defeat proposed House Bill 5695:

     "We're extremely pleased the Connecticut House has defeated this special-interest legislation. Now that Echlin Inc. (NYSE:ECH) shareholders have spoken and exercised their right to call a special meeting, we hope the Echlin board will fulfill their fiduciary duty to consider SPX's full and fair offer. As we have repeatedly stated, SPX would prefer a negotiated transaction with Echlin. In the event that Echlin's Board continues to refuse to negotiate, we look forward to the special meeting of Echlin shareholders, which must be held by June 25th, where Echlin shareholders can decide for themselves what course their company will take.

     "At the special meeting, Echlin's existing Board would be removed if more shareholders vote in favor of removal than vote against removal; new directors would be elected by a simple majority of those voting.

     "The combination of SPX and Echlin will create a world-class company with the scale and capabilities to excel in the rapidly consolidating $350 billion vehicle service industry. The combination will create substantial value for all shareholders, at the same time providing superb products and services for customers and new opportunities for the employees and communities of both companies."

     SPX Corporation is a global provider of Vehicle Service Solutions to franchised dealers and independent service locations, Service Support to Vehicle Manufacturers, and Vehicle Components to the worldwide motor vehicle industry. SPX's Internet address is www.spx.com.


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